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                                                                  EXHIBIT 10.2


                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT ("Agreement") dated as of the 30th day of June, 2000, is made and entered into by and among Atrium Companies, Inc., a Delaware corporation, and Wing Industries, Inc. ("Wing"), a Texas corporation, collectively referred to herein as "Seller", and PREMDOR CORPORATION, a Michigan corporation ("Buyer").


                                    RECITALS

      WHEREAS, Seller owns certain machinery and equipment and inventory associated with the interior residential door business as set forth more fully in the schedules attached hereto; and

      WHEREAS, Wing intends to cease its involvement in the interior residential door business and therefore intends to liquidate said assets; and

      WHEREAS, Buyer wishes to purchase certain of said assets for its own use;

      NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                           PURCHASE OF SALE OF ASSETS

      SECTION 1.1 PURCHASE OF SALE AT CLOSING: On the basis of the representatives, warranties, covenants and agreements, and subject to the satisfaction or waiver of the conditions set forth herein, on the first Monday following the First Saturday (defined below) ("Closing"), Seller will sell and convey, assign, and transfer to Buyer, and Buyer will purchase and acquire from Seller, all of Seller's rights, title and interest as of the date of Closing in the following assets (collectively, the "Purchased Assets"), but specifically excluding the "Excluded Assets" as defined in Section 1.2:

      (a) MACHINERY AND EQUIPMENT: All of the machinery and equipment identified in Schedule 1.1 (the "Machinery and Equipment"), which schedule shall be adjusted by the parties for mutually agreed upon changes;

      (b) FINISHED GOODS INVENTORY: All of Seller's good finished goods inventory salable in the ordinary course of business owned by it at Closing in the following categories: (1) flush and molded door

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slabs and pre-hung units; (2) pine panel, louver and French Door slabs and pre-hung units; and (3) bi-fold doors.

      (c) RAW MATERIAL INVENTORY: All of Seller's good raw material inventory salable in the ordinary course of business owned by it at Closing in the following categories: (1) raw material inventory used for the production of pre-hung units which is, at the time of Closing, located at, or in transit to, a facility where Seller conducts pre-hanging operations; and (2) raw material inventory, including work-in-process inventory, used in the manufacture of pre-hanging or flush or molded doors.

      SECTION 1.2 EXCLUDED ASSETS: All assets of Seller not explicitly referred to above or in Section 1.5 shall be retained by Seller. Such Excluded Assets shall include, but not be limited to, assets associated with the production, manufacture, or distribution of "Atrium" patio doors or door units and inventory associated with the "Museum" door line (the "Atrium/Museum" assets).

      SECTION 1.3 ASSUMED LIABILITIES: Buyer agrees to assume no obligations of Seller whatsoever, except for those operating leases set forth explicitly in
Schedule 1.3 attached hereto. With the exception of such leases and whatever liabilities or obligations Buyer assumes explicitly in this Agreement, Buyer assumes no other liabilities or obligations of Seller.

      SECTION 1.4 PURCHASE PRICE: Buyer will pay Seller in immediately available funds by wire transfer at Closing as follows for each of the categories of Purchased Assets:

      (a) MACHINERY AND EQUIPMENT: Buyer will pay Seller the sum of Five Million Six Hundred Fifty Thousand Dollars (US$5,650,000.00);

      (b) FINISHED GOODS INVENTORY: Buyer will pay Seller a sum equal to the lower of Seller's costs or net realizable value of all Finished Goods Inventory, adjusted to reflect FIFO valuation; and

      (c) RAW MATERIAL INVENTORY: Buyer will pay Seller a sum equal to the lower of Seller's costs of net realizable value of all Raw Material Inventory, adjusted to reflect FIFO valuation.

      All Purchased Assets shall be removed at Buyer's expense within thirty
(30) days of Closing, except for any Machinery and Equipment required by Seller for the production of Excess Inventory as defined in Section 1.5, which shall be removed within thirty (30) days after the completion of such production. The cost of restoring the premises which such Purchased Assets were located shall be borne solely by Seller, except to the extent that such expenses are due to Buyer's gross negligence in removing the Purchased Assets.

      Buyer and Seller will agree on or before the close of business on July 10th, 2000, on the value of Seller's Finished Goods Inventory and Raw Material Inventory and jointly prepare prior to Closing

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a statement reflecting their determination of the value of each SKU (stock keeping unit) contained in Seller's Finished Goods inventory and Raw Material Inventory.

      On the first Saturday following the satisfaction or waiver of the conditions contained in Article IV (the "First Saturday"), Seller shall physically count (the "Physical Count") the Finished Goods Inventory and the Raw Material Inventory. Buyer shall have the right to observe such Physical Count and any related compilation. The results of the Physical Count shall be used to calculate the purchase price of the Finished Goods Inventory and Raw Material Inventory under Section 1.4.

      SECTION 1.5 PURCHASE AND SALE OF POST-CLOSING EXCESS INVENTORY: After Closing and until August 31, 2000 ("Excess Inventory Production Period"), Buyer will purchase from Seller certain finished goods inventory in the form of (a) pine panel doors; (b) French doors; (c) bi-fold doors; and (d) louver doors ("Excess Inventory"). Such purchases shall be subject to the following terms and conditions:

      (a)   All Excess Inventory shall be good and salable;

      (b) The purchase price of such Excess Inventory will be the lower of Seller's cost or net realizable value of such Excess Inventory, adjusted to reflect FIFO valuation ("Excess Inventory Value"), said value to be determined by agreement among the parties in the same manner as set forth above with respect to Finished Goods Inventory and Raw material inventory;

      (c) The purchase price for such Excess Inventory will be paid as follows:

            (i) For each week after Closing in which Seller has produced and made available for shipment to Buyer Excess Inventory which Buyer is obligated under Section 1.5 to purchase ("Production Week"), Buyer will by the Wednesday of the week following each such Production Week pay Seller in immediately available funds by wire transfer the lesser of (a) One Million Two Hundred Thousand Dollars (US$1,200,000.00) or (b) Eighty percent (80%) of the Excess inventory Value of Excess Inventory tendered to and accepted by Buyer during the preceding Production Week;

            (ii) Within two weeks after the close of the Excess Inventory Production Period, Buyer and Seller will jointly determine the actual total Excess Inventory Value of all Excess Inventory produced during the Excess Inventory Production Period which Buyer has purchased. Buyer will promptly remit to Seller in immediately available funds by wire transfer the difference between the total Excess Inventory Value and the sum of the interim payments made for Excess Inventory under Section 1.5(c)(i) ("Final Excess Inventory Payment").

      (d) Buyer shall bear the costs of ordering, selling and transporting the Excess Inventory.


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      SECTION 1.6 COSTS AND TRANSFER TAXES: Each party will be responsible for its own transaction costs, including all costs of due diligence, and legal, consulting and other advisory fees. Buyer and Seller shall each pay one-half (50%) of all transfer or conveyance costs or taxes, recording and filing fees (except for any filing fees required under Hart-Scott-Rodino legislation, which shall be borne in their entirety by Buyer), and any sales, use or other taxes (excluding Seller's income taxes) imposed by reason of the transfer of any of Seller's assets to Buyer.

      SECTION 1.7 TIME AND PLACE OF CLOSING: The Closing shall take place at a time and location mutually agreeable to the parties.

      SECTION 1.8 DELIVERIES AT CLOSING: Seller shall deliver to Buyer at Closing, and at or before the time of any payments made for Excess Inventory, such assignments, bills of sale, certificates of title and other instruments of transfer, all in a form reasonably satisfactory to Buyer, as may be necessary in each case to convey fully to Buyer all of Seller's right, title and interest in any assets sold to Buyer.

      SECTION 1.9 REIMBURSEMENT: Buyer shall pay to Seller at the Closing an amount equal to the security on deposit in respect of the leases set forth in
Schedule 1.3 attached hereto.

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE PARTIES

      SECTION 2.1 Seller hereby represents and warrants to Buyer as follows:

      (a) INCORPORATION AND AUTHORITY: Each Seller is a corporation duly organized, validly existing and in food standing under the laws of its state of incorporation, with all requisite corporate power and authority to operate and own the Purchased Assets. Seller has the corporate power to enter into and perform its obligations pursuant to this Agreement, and Seller's execution, delivery and performance of this Agreement is duly authorized by all requisite corporate action on the part of Seller.

      (b) ABSENCE OF CONFLICTS: Neither Seller's execution and delivery of this agreement nor its performance of its obligations hereunder, subject to the receipt of all necessary regulatory approvals, violates or contravenes any judgment, order, award, or decree, or, to the knowledge of Seller, except as set forth in Schedule 2.2, any law, statute, regulation or other restraint whether judicial, governmental or contractual.

      (c) OWNERSHIP OF ASSETS AND STATUS OF LEASES: Except as set forth in Schedule 2.2, Seller has good title to all of the assets which will be conveyed to Buyer under this Agreement, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances of any nature whatsoever. Except

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as set forth in Schedule 2.2, Seller has the unrestricted right to sell, assign, transfer, convey and deliver to Buyer all of the Purchased Assets. Except as set forth in Schdule3 2.2, no other person or third party has any option or right to purchase, lease or otherwise possess or make use of any of the Purchased Assets. There are no actions, suits, or proceedings pending or, to the knowledge of Seller, threatened against the Purchased Assets. All leases and contracts set forth in Schedule 1.2 are in full force and effect, good standing, and constitute the legal obligations of Seller enforceable in accordance with their terms and, to the best knowledge of Seller, the other parties thereto, except as enforceability is limited by (1) principles of enquiry that may restrict the availability of specific performance and other equitable remedies (whether such enforceability is considered in a proceeding in equity or at law) and (ii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances, fraudulent transfer and other laws applicable to creditors' rights generally.

     Section 2.2 Buyer hereby represents and warrants to seller as follows:

     (a) INCORPORATION AND AUTHORITY: Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to purchase the Purchased Assets and Excess Inventory. Buyer has the corporate power to enter into and perform its obligations pursuant to this Agreement, and Buyer's execution, delivery and performance of this Agreement is duly authorized by all requisite corporate action on the part of Buyer. There are no actions, suits or proceedings pending or, to the knowledge of Buyer, threatened, or any orders, decrees or judgments which challenge the validity of this Agreement or the ability of Buyer to purchase from Seller any of the Purchased Assets.

     (b) ABSENCE OF CONFLICTS: Neither Buyer's execution and delivery of this Agreement nor its performance of its obligations hereunder, subject to the receipt of all necessary regulatory approvals, violates or contravenes any judgment, order, award, or decree, or, to the knowledge of Buyer, any law, statute, regulation ora other restraint whether judicial, governmental or contractual.


                                  ARTICLE III

                         COVENANTS OF BUYER AND SELLER

     SECTION 3.1 ACCESS TO PROPERTIES AND RECORDS: Prior to the Closing, and at various times from time to time during the Excess Inventory Production Period and until the Final Excess Inventory Payment is made, Seller shall provide Buyer, its legal counsel, accountants and other representatives necessary access upon reasonable notice to all of the Purchased Assets and Excess Inventory, and all books and records relating thereto.


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         SECTION 3.2    BEST EFFORTS: Buyer and Seller agree, subject to the
terms and conditions contained herein, to us reasonable best efforts to take all actions and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated herein.

         SECTION 3.3 FURTHER ASSURANCES: Buyer and Seller agree that each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purpose of this Agreement.

         SECTION 3.4 NOTICE OF DEVELOPMENTS: Buyer and Seller agree that each shall promptly notify the other in writing of all events, circumstances, facts or occurrences arising after the execution of this Agreement of which such party becomes aware which could result in any breach of a representation, warranty or covenant by a party to this Agreement, or which could have the effect of rendering a representation or warranty untrue or incorrect.

         SECTION 3.5 PUBLIC STATEMENTS: Buyer and Seller shall have the right to approve before issuance any press release or any other public statements sought to be made by the other with respect to the transactions contemplated hereby, except for any disclosures required in connection with obtaining any consents to the transactions contemplated by this Agreement; provided however, with respect to any disclosures related to the transactions contemplated hereby that are required under applicable securities laws, rules or regulations or the rules of any securities exchange, the non-disclosing party shall have the right to review but not approve such disclosure prior to its public dissemination.

         SECTION 3.6 INVENTORY SALE FACILITIES: To facilitate Buyer's sale of Finished Goods and Excess Inventory, neither Seller nor any of its controlled affiliates will for a period of eighteen months after the Final Excess Inventory Payment, engage in the manufacture of interior door or pre-hung interior doors to the United States, provided, however, that the foregoing shall not (i) prohibit Seller or any of its controlled affiliates from engaging in the manufacturer of pre-hung exterior steel doors, patio door and/or Museum exterior entry doors, (ii) prohibit the pre-hanging, selling, machining and installing of interior doors by R.G. Darby Company, Inc. or R. G. Darby Company-South or their subsidiaries or (iii) apply to any entity or business acquired by Seller or any of its affiliates after the Closing in which the sales derived from the manufacture of interior doors or pre-hung interior doors comprises twenty percent (20%) or less of the total sales of such entity or business. Buyer shall have the option for the same eighteen-month period to purchase for Ten Dollars (US $10.00) all of Seller's right, title and interest in (a) the name "Wing," and (b) any trademarks, copyrights or patents listed in Schedule 3.6.


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                                   ARTICLE IV

                             CONDITIONS TO CLOSING

          SECTION 4.1 Buyer's obligation to consummate the transactions contemplated herein is contingent upon the satisfaction on or prior to Closing of each of the following conditions, except to the extent that Buyer in its sole and absolute waives its right to satisfaction of any such condition.

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER: The representations and warranties of Seller as set forth herein shall be true and correct in all material respects as of the Closing, and Seller will not be in touch of any covenant set forth herein as of the Closing.

          (b) PERMITS, CONSENTS AND APPROVALS: All filings, applications, notices, third-party consents and other requirements, including but not limited to compliances with Hart-Scott-Rodino legislation, shall have been made and perfected prior to Closing.

          (c) MATERIAL CHANGE: There shall be no material adverse change in the Purchased Assets between the completion of Buyer's due diligence and Closing.

          (d) DELIVERY BY SELLER: Seller shall have delivered the instruments and documents set forth in Section 1.8 to Buyer.

          SECTION 4.2 Seller's obligation to consummate the transactions contemplated herein is contingent upon the satisfaction on or prior to Closing of each of the following conditions, except to the extent that Seller in its sole and absolute discretion waives its right to satisfaction of any such condition.

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER: The representations and warranties of Buyer as set forth herein shall be true and correct in all material respects as of the Closing, and Buyer will not be in breach of any covenant set forth herein as of the Closing.

          (b) PERMITS, CONSENTS AND APPROVALS: All filings, applications, notices, third-party consents and other requirements, including but not limited to compliance with Hart-Scott-Rodino legislation, shall have been made and perfected prior to the Closing.




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                                    ARTICLE V

                          SURVIVAL AND INDEMNIFICATION

      SECTION 5.1 SURVIVAL: The representation and warranties of the parties shall survive the Closing and remain in effect for one year after Closing except for Seller's representations and warranties with respect to the ownership of the Purchased Assets, which shall survive the Closing and remain in effect for five years after Closing; provided, however, that a claim for indemnification made under this Agreement prior to the end of the survival period shall extend the survival period for any representation or warranty to which such claim for indemnification relates until such time as the claim for indemnification is fully resolved.

      SECTION 5.2: INDEMNIFICATION:

      (a) Following the Closing, for a period of five years, Seller agrees to indemnify and save harmless the Buyer from all claims, demands, proceedings, losses, damages, liabilities, costs and expenses suffered or incurred by the Buyer as a result of or arising directly or indirectly out of or in connection with:

            (i) any loss the cause of which results from the Seller's activities or operations up to the Closing

            (ii) material breach by the Seller of or any inaccuracy of any representation or warranty of the Seller then in effect; or

            (iii) any material breach or non-performance by the Seller of any covenant to be performed by it which is contained in this Agreement.

      (b) Following the Closing, for a period of five years, Buyer agrees to indemnify and save harmless the Seller from all claims, demands, proceedings, losses, damages, liabilities, costs and expenses suffered or incurred by the Seller as a result of or arising directly or indirectly out of or in connection with:

            (i) any loss the cause of which results from the Buyer's activities or operations following the Closing;

            (ii) any material breach by the Buyer of or any inaccuracy of any representation or warranty of the Buyer then in effect; or

            (iii) any material breach or non-performance by the Buyer of any covenant to be performed by it which is contained in this Agreement.

      SECTION 5.3: LIMITATION ON INDEMNIFICATION: Notwithstanding any provision contained in this Agreement to the contrary, neither the Buyer nor the Seller shall have the right to receive indemnification from the other until the aggregate amount of all claims exceed Four Hundred Thousand dollars (US $400,000.00) (the "Deductible"), whereupon the indemnifying party shall be obligated to pay

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all claims in excess of the Deductible, provided, however, that in no event shall a party's obligation to indemnify the other under this Section exceed the sum paid by the buyer to Seller for the Purchased Assets and Excess Inventory.

                                   ARTICLE VI

                                   TERMINATION


      SECTION 6.1: TERMINATION: This Agreement be terminated at any time prior to Closing by the mutual consent of Buyer and the Seller. This Agreement may also be terminated by Buyer or Seller in the event that a request is made by a governmental authority for additional data and information connection with any Notification required under the Hart-Scot-Rodino legislation.

      SECTION 6.2: EFFECT OF TERMINATION; PROCEDURE: In the event of termination of this Agreement pursuant to Section 6.1, written notice thereof shall be given by the terminating party to the other parties to this Agreement, and this Agreement shall thereupon terminated and become void and have no effect without any liability to the parties hereto, and the transactions contemplated herein shall be abandoned without further action by the parties hereto, except that the provisions relating to confidentiality, as set forth in a separate Confidentiality Agreement executed by the parties shall survive the termination of this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Certain provisions relating to (1) the execution of this Agreement by way of counterparts, via facsimile or otherwise, (2) the absence of third-party beneficiaries, (3) governing law with respect to the Agreement; (4) notice procedures and provisions applicable to this Agreement; (5) the rights and obligations of successors and assigns of the parties to this Agreement; (6) amendments and waivers respecting this Agreement; (7) integration of this Agreement with respect to other agreement (if any); (8) the severability of the operative provisions of this Agreement; and (9) the remedies available with respect to any breach of this Agreement, are set forth in Schedule 7.1, in the form of a separate document which shall be executed on event date herewith.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by or on behalf of the parties hereto as of June 30, 2000.



ATRIUM COMPANIES INC.



By:------------------------


Title::--------------------



WING INDUSTRIES, INC.



By::------------------------


Title::---------------------



PREMDOR CORPORATION



By:/s/ Steve M.
   -------------------------


Title: GC/Secretary
      ----------------------


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IN WITNESS WHEREBY this Agreement has been accepted and delivered by or on behalf of the parties herein as of June 30, 2000.


ATRIUM COMPANIES, INC.


By: /s/ JEFF L. HULL
    ------------------------------

Title:    President
      ----------------------------


WING INDUSTRIES, INC.

By: /s/ JEFF L. HULL
    ------------------------------

Title:       CEO
      ----------------------------




PREMIDOR CORPORATION

By:
    ------------------------------

Title:
       ---------------------------



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